Pre-printed Record Codes                                   EAGLE BANCORP [LOGO]
Pre-printed Name & Address       STOCK ORDER FORM (Instructions on Reverse Side)
--------------------------------------------------------------------------------
DEADLINE AND DELIVERY                                         FOR INTERNAL USE
---------------------------------------------------------   --------------------
EXPIRATION DATE: 10:00 a.m., Montana time, on ________,     Date Rec'd
2000, unless extended. This original Stock Order Form, -------------------- properly executed and with full payment, must be received Batch No. Order No.
(not postmarked) by this deadline or it will be void.       --------------------
Delivery will be accepted by the return envelope provided,
or by overnight delivery to the address on the reverse
side of this Form.  Stock Order Forms may also be hand-
delivered to American Federal Savings Bank branches.        --------------------

PHOTOCOPIES AND FACSIMILES OF STOCK ORDER FORMS WILL NOT
BE ACCEPTED.
---------------------------------------------------------
--------------------------------------------------------------------------------
        YOU MUST PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS.
--------------------------------------------------------------------------------

(1)  SHARES REQUESTED
--------------------------------------------------------------------------------
       Number of Shares          Price per Share            Amount Due
     --------------------                              --------------------
                             X        $8.00        =    $
     --------------------                              --------------------
     (25 share minimum. See reverse side for maximum purchase limitations.)
--------------------------------------------------------------------------------

(2)  METHOD OF PAYMENT (Cash and wires will not be accepted)
--------------------------------------------------------------------------------
     [ ]  CHECK OR MONEY ORDER PAYMENT
          ----------------------------
Enclosed is/are personal check(s), bank check(s) or money order(s) payable to AMERICAN FEDERAL SAVINGS BANK totaling:
                                 ---------------
                                  $
                                 ---------------
     [ ]  PAYMENT BY ACCOUNT WITHDRAWAL
          -----------------------------
The undersigned authorizes withdrawal from the American Federal passbook savings, statement savings or CD account(s) listed below.

IRA ACCOUNTS AND CHECKING OR OTHER CHECK-WRITING ACCOUNTS MAY NOT BE DESIGNATED FOR WITHDRAWAL.

There will be no early withdrawal penalty for accounts listed below.

-----------------
For Internal
Use Only              Deposit Account No.                         Amount
-----------------   ------------------------------------------------------------
1. _ _ _ _ _ _                                            $
--------------------------------------------------------------------------------
2. _ _ _ _ _ _                                            $
--------------------------------------------------------------------------------
3. _ _ _ _ _ _                                            $
--------------------------------------------------------------------------------
4. _ _ _ _ _ _                                            $
--------------------------------------------------------------------------------
5. _ _ _ _ _ _                                            $
--------------------------------------------------------------------------------
                                   TOTAL WITHDRAWAL(S):   $
                                                          ----------------------
FUNDS ENCLOSED OR AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE WHEN THIS FORM IS SUBMITTED.
--------------------------------------------------------------------------------

(3)  PURCHASER INFORMATION (CHECK THE ONE BOX WHICH APPLIES)
--------------------------------------------------------------------------------
[ ] Eligible Account Holder -- You were an American Federal depositor with an aggregate of at least $50 on deposit on JUNE 30, 1998. In the spaces below, list all deposit accounts you had at that eligibility date.

[ ] Supplemental Eligible Account Holder -- You are not an Eligible Account Holder, but you were an American Federal depositor with an aggregate of at least $50 on deposit on DECEMBER 31, 1999. In the spaces below, list all deposit accounts you had at that eligibility date.

[ ] Other Member -- You were an American Federal depositor on ___________, 2000 or a borrower on that date whose loan was also outstanding on 4/18/91.

[ ]  I do not qualify in the Subscription Offering as any of the above.

Deposit Account Title/Name(s) on Eligibility Date          Account Number
-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------

-------------------------------------------------   ----------------------------
If additional space is needed, attach a separate page. Failure to complete this section, or completing it incorrectly, may result in a loss of part or all of your stock allocation.
--------------------------------------------------------------------------------

(4)  AMERICAN FEDERAL SAVINGS BANK DIRECTORS, EXECUTIVE OFFICERS, ASSOCIATES
--------------------------------------------------------------------------------
[ ] Check here if you are an American Federal Savings Bank director or executive officer.

[ ] Check here if you are a member of the immediate family of an American Federal director or executive officer. (See definition on reverse side of this Form.)
--------------------------------------------------------------------------------

(5) STOCK REGISTRATION (PRINT clearly and provide all information, which will be used for stock certificate delivery and future mailings).
--------------------------------------------------------------------------------
                                         (Social Security No./Tax ID No.,
(First Name, Middle Initial, Last Name)  certificate will show only this number)

--------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)  (Social Security No./Tax ID No.)

--------------------------------------------------------------------------------
(Street Address)                         (Daytime Phone Number)

--------------------------------------------------------------------------------
(City, State, Zip Code)                  (Evening Phone Number)

--------------------------------------------------------------------------------

(6)  FORM OF STOCK OWNERSHIP (CHECK ONE -- SEE OWNERSHIP DEFINITIONS
     ON REVERSE SIDE).
--------------------------------------------------------------------------------
[ ] Individual                                   [ ] Corporation
[ ] Joint Tenants                                [ ] Partnership
[ ] Tenants in Common                            [ ] Uniform Transfers to Minors
[ ] Trust (Under Agreement Dated _____________)  [ ] Other _____________________
 ................................................................................
FOR BROKER USE ONLY:  [ ] IRA   Social Security # of Beneficial Owner:   -  -
--------------------------------------------------------------------------------

(7)  NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION
    (CHECK ONLY IF APPLICABLE)
--------------------------------------------------------------------------------
[ ] Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for period of three months following issuance; and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.
--------------------------------------------------------------------------------

(8)  ACKNOWLEDGEMENT AND SIGNATURE
--------------------------------------------------------------------------------
I acknowledge receipt of the Prospectus dated _______, 2000 and that I have read the conditions described therein, including the section titled "Risk Factors". The undersigned agrees that after receipt by Eagle Bancorp, this Stock Order Form may not be modified or withdrawn without Eagle Bancorp's consent, and if withdrawal from American Federal accounts has been authorized, the amount shall not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. The undersigned acknowledges that the shares of common stock are not savings accounts or deposits, are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION RIGHTS PERTAIN TO THOSE ELIGIBLE TO SUBSCRIBE IN THE SUBSCRIPTION OFFERING. THE PLAN OF REORGANIZATION AND APPLICABLE LAW AND REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING STOCK TO THE ACCOUNT OF ANOTHER. EAGLE BANCORP WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT MANAGEMENT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND THEY WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

ONE SIGNATURE REQUIRED, UNLESS PART 2 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------
Signature                   Date           Signature                   Date
--------------------------------------------------------------------------------

                          ORDER NOT VALID UNLESS SIGNED
                          -----------------------------

QUESTIONS? SEE REVERSE SIDE OF THIS FORM, OR CALL THE STOCK INFORMATION CENTER AT (800) 635-5930, MON. - FRI., 9:00 A.M. TO 4:00 P.M., MONTANA TIME.

                          STOCK ORDER FORM INSTRUCTIONS
                          -----------------------------

--------------------------------------------------------------------------------
(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase, and indicate the total amount due. The minimum purchase is 25 shares. Maximum purchase limitations apply to aggregate orders. In the Subscription Offering, the maximum purchase by any individual subscriber is 17,500 shares ($140,000). In the event of a Community Offering, the maximum purchase by any person is 17,500 shares ($140,000). However, no person, together with associates and persons acting in concert with such person, may purchase, in all categories of the stock offering combined, an aggregate of more than 25,000 shares ($200,000). See the "Limitations on Purchases of Common Stock" section of the Prospectus, page ___ for a definition of "associates" and of "acting in concert". By signing this Stock Order Form, you are deemed to confirm that your order does not conflict with these purchase limitations.
--------------------------------------------------------------------------------
(2) METHOD OF PAYMENT -- CHECKS OR MONEY ORDERS: Make personal checks, bank checks or money orders payable to AMERICAN FEDERAL SAVINGS BANK. These funds will be cashed immediately against available funds. You will earn interest at American Federal's passbook savings rate from the time funds are received until the offering is consummated. ACCOUNT WITHDRAWALS: List the passbook savings, statement savings or certificate of deposit account(s), and designate the amount to be withdrawn from each. A hold will immediately be placed on the amount(s) designated by you and the funds held will be unavailable for withdrawal for other purposes. You will continue to earn interest at the contractual rate of the account(s), and early withdrawal penalties will be waived. FUNDS AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE AT THE TIME THIS FORM IS SUBMITTED. Note:
Retirement accounts (such as IRAs and Qualified Plans) cannot be designated for direct withdrawal in this section; please contact the Stock Information Center as soon as possible, but we recommend no later than _____, 2000, if you want to use your American Federal retirement accounts (or other retirement funds). Your ability to use such funds for the purchase of shares cannot be guaranteed and depends on various factors, possibly including at what institution those funds are held. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO PAY FOR STOCK.
--------------------------------------------------------------------------------
(3) PURCHASER INFORMATION -- Purchase priorities are based on eligibility dates. There are three dates. Please check the one box that reflects the earliest date at which you are eligible. Eligible Account Holders and Supplemental Eligible Account Holders must list the name(s) on the deposit account(s) and the account number(s) at the applicable eligibility date. For example, if ordering in just your name, list all the deposit accounts you had at the applicable date. This may include accounts on which you were a joint owner, your individual deposit accounts and your IRA account. If ordering jointly, list the accounts in which either person had beneficial ownership at the applicable date. If purchasing shares for a minor, list only the minor's account(s). If purchasing shares for a corporate entity, list only that entity's corporate accounts. If additional space is needed, attach a separate page. FAILURE TO COMPLETE THIS SECTION, COMPLETING IT INCORRECTLY OR OMITTING INFORMATION, CAN RESULT IN THE LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION. See the sections of the Prospectus entitled "The Offering", beginning on page __, ", for explanation of purchase priorities in the Subscription Offering and the Community Offering, and a detailed explanation of how shares will be allocated in the event of an oversubscription.
--------------------------------------------------------------------------------
(4) AMERICAN FEDERAL SAVINGS BANK DIRECTORS, EXECUTIVE OFFICERS AND THEIR ASSOCIATES -- If applicable, check the appropriate box. Immediate family members are spouse, parents, siblings and children who live in the same household as the director or executive officer of American Federal Savings Bank.
--------------------------------------------------------------------------------
(5) STOCK REGISTRATION -- Clearly print the name(s) and address in which you want the stock certificate registered and mailed. If you are ordering stock in the Subscription Offering as an American Federal Savings Bank (i) Eligible Account Holder as of 6/30/98, (ii) Supplemental Eligible Account Holder as of 12/31/99 or (iii) Other Member as of __/__/00, you must register the stock only in the name(s) of the person(s)/entity(ies) eligible as of the same date. Adding the name(s) of persons who were not eligible, or were eligible only at a later eligibility date than checked in Section 3 of this Form, will be a violation of your subscription rights and may result in a loss of your purchase priority in the Subscription Offering. Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important. NOTE:
ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED. CONTACT THE STOCK INFORMATION CENTER IF YOU NEED ADDITIONAL FORMS. Note: Purchase limitations apply to aggregate orders - See
Section 1, above.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(6) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations that we will utilize in the issuance of Eagle Bancorp stock certificates. If you have any questions, please consult your legal advisor. When registering stock, avoid the use of two initials. Use first name, middle initial and last name. Check the one box that applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Avoid using two initials. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on either 6/30/98, 12/31/99 or __/__/00, or have been an eligible borrower at __/__/00.

BUYING STOCK JOINTLY: Note that if registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with eligibility at the same date (either 6/30/98, 12/31/99 or __/__/00) may be listed. Two alternatives exist when registering stock in more than one name:

    JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares held in this form.

    TENANTS IN COMMON -- Tenants in Common may also be specified to identify two or more owners. When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfer to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the registration who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at American Federal on either 6/30/98, 12/31/99 or __/__/00, or have been an eligible borrower at __/__/00.

How to complete Section 5 (Stock Registration) when buying stock for a minor: On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST. On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number ONLY; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the Massachusetts Uniform Transfer to Minors Act will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-MA.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at American Federal at either 6/30/98, 12/31/99 or __/__/00, or have been an eligible borrower at __/__/00.

BUYING STOCK THROUGH AN IRA: Stock may be purchased using self-directed Individual Retirement Accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through an American Federal Savings Bank IRA. Please contact the Stock Information Center by _______, 2000, for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at American Federal Savings Bank on either 6/30/98, 12/31/99 or __/__/00, or have been an eligible borrower at __/__/00.

FOR BROKER/TRUSTEE USE ONLY -- How to complete Section 5 (Stock Registration) when buying stock using a self-directed retirement account: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line you would indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example: "FBO JOHN
SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:

o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
    (name). If an individual and a corporation, list the corporation's title before the individual.

o   The  fiduciary   capacity,   such  as  administrator,   executor,   personal
    representative, conservator, trustee, etc.

o A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation may be required to register your stock.

o The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

o   The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.
--------------------------------------------------------------------------------
(7)   NASD AFFILIATION -- If applicable, check the box.
--------------------------------------------------------------------------------
(8) ACKNOWLEDGMENT AND SIGNATURE -- Please review this Form before signing. Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless Section 2 (Method of Payment) includes authorization to withdraw from an American Federal Savings Bank deposit account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney ("POA"), submit a copy of the POA agreement.
--------------------------------------------------------------------------------

                        ADDRESS OVERNIGHT DELIVERIES TO:
      American Federal Savings Bank, 1400 Prospect Avenue, Helena, MT 59601
                         Attn: Stock Information Center

         QUESTIONS? Call the Stock Information Center at (800) 635-5930, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Montana time.